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                                  EXHIBIT 10.7
                          EMPLOYMENT STOCK OPTION PLAN

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                          THOROUGHBRED INTERESTS, INC.
                          PERFORMANCE STOCK OPTION PLAN

A. Purpose and Scope.

The purposes of this Plan are to compensate executives, key management personnel, employees and consultants who either have previously contributed to the continuity and growth of the Company or who are contributing currently to the continuity and growth of the Company and to encourage stock ownership by executives, key management, employees and consultants of Thoroughbred Interests, Inc. so as to provide an incentive for such employees and consultants to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining executives, key management personnel, employees and consultants through the grant of Options to purchase shares of the Company's Common Stock.

B. Definitions.

      Unless otherwise required by the context:

      1. "Board" shall mean the Board of Directors of the Company.

      2. "Committee" shall mean the Stock Option Plan Committee, if and when such is appointed by the Board, but which may also consist of the Board acting as a whole in lieu of such appointment.

      3. "Company" shall mean Thoroughbred Interests, Inc., a Nevada corporation.

      4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      5. "Option" shall mean a right to purchase the Common Stock of the Company granted pursuant to this Plan.

      6. "Option Price" shall mean the purchase price for Stock under an Option (Exercise Price), as determined in Section F below.

      7. "Participant" shall mean an employee or consultant of the Company to whom an Option is granted under this Plan.

      8. "Performance Criteria" shall mean the specific criteria established by the Board relating to the specific Participant and his duties and authorities.

      9. "Plan" shall mean this Thoroughbred Interests, Inc..

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Performance Stock Option Plan.

      10. "Stock" shall mean the Common Stock of the Company, $.001 par value.

C. Stock to be Optioned.

Subject to the provision of Section L of this Plan, the maximum number of shares of Stock that may be optioned or sold under this Plan is Ten Million (10,000,000) shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

D. Administration.

This Plan shall be administered by the Board of Directors or by the Committee, if the Board shall appoint one. A majority of the Board or of the Committee, if one be appointed, shall constitute a quorum for the transaction of business. The Committee, if one be appointed, shall be responsible to the Board for the operation of this Plan, and shall make recommendations to the Board with respect to participation in this Plan by employees of the Company, and with respect to the extent of that participation. The interpretation and construction of any provisions of this Plan by the Board or the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him or her in good faith.

E. Eligibility.

The Board, upon its own motion or upon recommendation of the Committee, if one be appointed, may grant Options to any executives, key management personnel, employees or key consultants (including an employee or consultant who is a director or an officer) of the Company. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon its own motion or upon recommendation by the Committee, if one be appointed, shall determine. Options granted at different times need not contain similar provisions.

F. Option Price.

The purchase price for Stock under each Option (Exercise Price) shall be as determined by the Board, at the time the Option is granted, without regard to fair market value of the Stock. Initially, options shall be granted at an exercise price of Eleven Cents ($.11) per share, but the Board may set such higher exercise price from time to time in order to best reflect the measurement of performance and contribution by the Participant.

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G. Terms and Conditions of Options.

      1. Agreement for Continuity of Employment. The Board shall include in any Option granted under this Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company for a period of time (specified in the Option) following the date the Option is granted of not less than twelve (12) months. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time.

      2. Meeting of Performance Criteria. The Board shall include in any option granted under this Plan a condition that the Participant shall meet the Performance Criteria established by the Board in connection with the option being granted to any specific Participant by the date set for the continuity of employment under sub-paragraph 1 above.

      2. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under this Plan. Otherwise, an exercise of any Option granted under this Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

      4. Option Period and Limitations on Exercise of Options. The Board shall provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option Agreement, but in no event shall such period be less than the required continuity of employment pursuant to subparagraph 1 above. Except as provided in the Option Agreement, an Option may be exercised in whole or in part at any time thereafter during its term. No Option may be exercised after the expiration of five years from the date it is granted, but the Option Agreement may have a more limited term as determined by the Board or the Committee, if one be appointed. No Option may be exercised for a fractional share of Stock. Provided that a Participant has completed the required continuity of employment or services under Paragraph 1 above, the Participant need not still be an employee or consultant at the time of exercise.

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      5. Performance Criteria. In connection with the granting of any options, the Board shall establish some criteria for the measurement of the performance of the Participant related to the duties and authorities of the Participant. The intent is to establish an objective standard, such as per share market price, per share earnings, sales, revenues, costs, receivables collection (aging and collection percentage), production volumes, quality controls, contracts obtained, etc. and any combination of such standards. The criteria shall be that the Participant achieves a specific percentage of growth, increase or decrease as applicable to the standard used, or betterment comparing the standard on the date of the issuance of the Option and the date of completion of the required period of continuity of employment pursuant to subparagraph 1 above.

H. Termination of Employment.

Except as provided in Section I below, if a Participant ceases to be employed by the Company during the required period for continuity of employment under subparagraph 1 above, his Options shall terminate contemporaneously terminate.

I. Rights in Event of Death.

Unless the option agreement with a Participant provides otherwise, if a Participant dies while employed by the Company, and without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have for ninety (90) days following the Participant's death while employed by the Company, the right to exercise such Options, to the extent that such deceased Participant was entitled to exercise the Options, on the date of his death; provided, however, that in no event shall the Options be exercisable more than five years from the date they were granted.

J. No Obligation to Exercise Option.

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

K. Non-assignability.

Options shall not be transferable other than by will or by the laws of descent and distribution (subject to Paragraph I, above), and during a Participant's lifetime shall be exercisable only by such Participant.

L. Effect of Change in Stock Subject to this Plan.

The aggregate number of shares of Stock available for Options under

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this Plan, the shares subject to any option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of this Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under this Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of this Plan.

M. Amendment and Termination.

The Board, by resolution, may terminate, amend, or revise this Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under this Plan, except as authorized herein. Unless sooner terminated or extended by the Board, this Plan shall remain in effect for a period of ten years from the date of this Plan's adoption by the Board, provided, however, that upon exercise of Options granted hereunder for all 10,000,000 shares authorized, this Plan shall terminate. Termination of this Plan shall not affect any Option previously granted.

N. Agreement and Representation of Optionees.

As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

O. Reservation of Shares of Stock.

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The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary to counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

P. Singular, Plural; Gender.

Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

Q. Headings, No Part of Plan.

Headings of Sections hereof are inserted for convenience and reference; they constitute no part of this Plan.

R. Effective Date of Plan.

This Plan shall be effective from July 27, 1999.

      IN WITNESS WHEREOF, this Plan has been adopted by order of the Board of Directors of Thoroughbred Interests, Inc. this 27th day of July, 1999:

                                           THOROUGHBRED INTERESTS, INC.


ATTEST:                                    By: /s/ James D. Tilton, Pres.
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                                               James  D. Tilton, Pres.
/s/ Jim D. Tilton
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Secretary